Exhibit 99.1

Filed by Spirit Realty Capital, Inc.

Pursuant to Rule 425 under the Securities Act of 1933

Subject Company: Spirit Realty Capital, Inc.

Commission File No. 001-32386

On July 1, 2013, Spirit Realty Capital, Inc. distributed the attached press release announcing a conditional pro-rated dividend in preparation for the merger with Cole Credit Property Trust II, Inc.:

FOR FURTHER INFORMATION CONTACT:

Michael A. Bender

SVP, Chief Financial Officer

(480) 315-6634

Investorrelations@spiritrealty.com

Press Release

Spirit Realty Capital, Inc. Declares Pro Rata Cash Dividend for the Third Quarter 2013

In Preparation for Merger with Cole Credit Property Trust II, Inc.

Scottsdale, AZ, July 1, 2013 – As previously announced, the respective boards of directors and shareholders of Spirit Realty Capital, Inc. (NYSE: SRC) and Cole Credit Property Trust II, Inc. (“CCPT II”), approved the merger of Spirit Realty Capital and CCPT II pursuant to a definitive agreement, dated January 22, 2013, to create one of the largest publicly traded triple-net-lease real estate investment trusts in the United States. The transaction is expected to close in the third quarter of 2013 contingent upon the satisfaction of certain contractual closing obligations.

In order to harmonize the dividends of the two companies in anticipation of the merger, the Board of Directors of Spirit Realty Capital has declared a pro-rated dividend for the third quarter based on a quarterly dividend of $0.3125 per share on Spirit Realty Capital’s common stock, with shareholders of record as of 5:00 p.m. New York time on the day before the effective date of the merger receiving $0.0034 per share per day for the period from and including July 1, 2013, the first day of the third quarter, through and including the day before the effective date of the merger. Payment of the pro-rated dividend is contingent upon the closing of the merger.

Spirit Realty Capital anticipates that the surviving corporation will declare a dividend for the remainder of the third quarter following the closing of the merger in ordinary course.

About Spirit Realty Capital

Spirit Realty Capital was formed in 2003 to invest in single-tenant operationally essential real estate, which refers to generally free-standing, commercial real estate facilities where tenants conduct retail, service or distribution activities that are essential to the generation of their sales and profits. Since that time, Spirit Realty Capital has invested over $4.3 billion to create a diverse portfolio of more than 1,200 properties in 18 industries located across 47 states. Spirit Realty Capital completed its initial public offering in September 2012 and trades under the symbol “SRC” on the NYSE. More information about Spirit Realty Capital can be found at www.spiritrealty.com.

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Forward-Looking and Cautionary Statements

Statements contained in this press release that are not historical facts are forward-looking statements. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties that can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risk factors discussed in Spirit Realty Capital’s Annual Report on Form 10-K for the year ended December 31, 2012 and other documents as filed by the Company with the Securities and Exchange Commission from time to time. All forward- looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements that may be made to reflect events or circumstances after the date these statements were made, except as required by law.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.